Exhibit 10.09

WELLPOINT HEALTH NETWORKS INC. 1999 STOCK INCENTIVE PLAN

NOTICE OF AUTOMATIC GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of WellPoint Health Networks Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: $ per share

Number of Option Shares: shares

Expiration Date:
(Assumes continued service on the Board of Directors of the Corporation)

Type of Option:	Non-Statutory Stock Option

Exercise Schedule:     The Option shall become exercisable immediately as of the Vesting Commencement Date with respect to twenty five percent (25%) of the Option Shares and shall become exercisable with respect to the remaining Option Shares in three (3) successive equal annual installments over Optionee’s period of  continued Service, with the first such installment to become exercisable upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date.   If  Optionee ceases Service by reason of death, disability or Retirement (as defined in the Automatic Stock Option Agreement attached as Exhibit A (the “Agreement”)) from the Board of Directors, the Option shall become exercisable immediately for any Option Shares for which it was not exercisable immediately before such cessation.  If the Optionee ceases Service for any other reason, the Option will not become exercisable with respect to any Option Shares for which it was not exercisable immediately before such cessation and, except as to the limited extent provided in the attached Stock Option Agreement, the Option will terminate.  Under circumstances set forth in the Agreement, the Option may also become immediately exercisable and/or expire in the event of a Corporate Transaction or a Change in Control, as defined in the Agreement.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the WellPoint Health Networks Inc. Stock Option/Award Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any rights to continue as a member of the Board of Directors of the Corporation for any period of specific duration.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

Date

WELLPOINT HEALTH NETWORKS INC.

By:

Title:	Senior Vice President, Human Resources

OPTIONEE

Address:

ATTACHMENTS

Exhibit A – Automatic Stock Option Agreement

WELLPOINT HEALTH NETWORKS INC.

WELLPOINT HEALTH NETWORKS INC. 1999 STOCK INCENTIVE  PLAN
NOTICE OF ANNUAL AUTOMATIC GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of WellPoint Health Networks Inc. (the “Corporation”):

Optionee:                                                                                                                                           &n bsp;

Grant Date:

Vesting Commencement Date:                                                                                                                                        &nb sp;

Exercise Price:                      $                                                                              per share

Number of Option Shares:                                                                                         shares

Expiration Date:                                                                                                                                          & nbsp;

(Assumes continued service on the Board of Directors of the Corporation)

Type of Option:                      Non-Statutory Stock Option

Exercise Schedule:     The  Option shall become exercisable  in full  upon Optionee’s completion of three (3) years of Service measured from the Vesting Commencement Date.  If Optionee ceases Service by reason of death, disability or retirement (as defined in the Automatic Stock Option Agreement attached as Exhibit A)  from the Board of Directors during the option term, the Option shall become exercisable immediately for any Option Shares for which it was not exercisable before such cessation.  If the Optionee ceases Service for any other reason before the Option becomes exercisable, then the Option will not become exercisable and will terminate.  Under  circumstances set forth in the Agreement, the Option may also become immediately exercisable and/or expire in the event of a Corporate Transaction or a Change in Control, as defined in the Agreement.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the WellPoint Health Networks Inc. 1999 Stock Incentive Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any rights to continue as a member of the Board of Directors of the Corporation for any period of specific duration.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

Date

WELLPOINT HEALTH NETWORKS INC.

By:

Title:	Senior Vice President, Human Resources

OPTIONEE

Address:

ATTACHMENTS

Exhibit A – Automatic Stock Option Agreement

WELLPOINT HEALTH NETWORKS INC.

WELLPOINT HEALTH NETWORKS INC. 1999 STOCK INCENTIVE  PLAN
NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of WellPoint Health Networks Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:                                                                                                       per share

Number of Option Shares:                                                                                 shares

Expiration Date:
(Assumes continued service on the Board of Directors of the Corporation)

Type of Option:  Non-Statutory Stock Option

Exercise Schedule:  The Option shall become exercisable in full upon the Vesting Commencement Date.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the WellPoint Health Networks Inc. 1999 Stock Incentive Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any rights to continue as a member of the Board of Directors of the Corporation for any period of specific duration.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

_______________________
Date

WELLPOINT HEALTH NETWORKS INC.

By:

Title:	Senior Vice President, Human Resources

OPTIONEE

Address:

ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement

WELLPOINT HEALTH NETWORKS INC. 1999 STOCK INCENTIVE PLAN
AUTOMATIC STOCK OPTION AGREEMENT

RECITALS

The Corporation has implemented an automatic stock option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price, subject to the terms of this Agreement.

2.                                       Option Term.  This option shall have a term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.                                       Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised during Optionee’s lifetime only by Optionee.  However, this option may, to the extent that the Board has established such a procedure and in connection with Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s immediate family or to a trust established exclusively for Optionee and/or one or more such family members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

4.                                       Exercisability.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice or as otherwise specified in Paragraph 5 or 6 hereof.  As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the

Expiration Date or sooner termination of the option term under the other provisions of this Agreement.

5.                                     Cessation of Board Service. If Optionee ceases Service before the Expiration Date, the option shall remain exercisable only for such time and for such Option Shares as set forth below:

A.                                   Should Optionee cease Service for any reason other than death, disability or Retirement while this option is outstanding, then the period for exercising this option shall be reduced to the twelve (12)-month period commencing with the date of such cessation, but in no event shall this option be exercisable at any time after the Expiration Date.  During this twelve (12) month period, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option was exercisable immediately before such cessation of Service.

B.                                     Should Optionee cease Service by reason of death while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option, to the extent not previously exercised, at any time after such cessation and on or before the Expiration Date with respect to all of the remaining Option Shares.

C.                                     Should Optionee cease Service by reason of disability or Retirement while this option is outstanding, then Optionee may exercise this option at any time on or before the Expiration Date with respect to all of the remaining Option Shares.

Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.  To the extent Optionee is not vested in the Option Shares at the time of or upon Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares

6.                                       Special Acceleration and Termination of Option.

(a)                                  Corporate Transaction.  In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the issuer of Common Stock by means of a sale, merger, reorganization or liquidation (each, a “Corporate Transaction”), this option shall, immediately prior to the effective date of such Corporate Transaction, become immediately exercisable with respect to all of the Option Shares at the time subject to this Option.  However, if such Corporate Transaction does not also constitute a Change in Control (as defined below), this option shall not so accelerate if and to the extent that it is assumed or replaced by a comparable option pursuant to a written agreement by the successor corporation or parent or subsidiary thereof.  This option shall terminate upon consummation of the Corporate Transaction, except to the extent assumed or replaced.

(b)                                 Change in Control.  This option shall become immediately exercisable with respect to all Option Shares with respect to which this Option is outstanding upon a Change in Control or, in the case of a Change in Control described in subparagraphs (ii) and (iv) of the definition of Change in Control, immediately before such Change in Control, in which case the Corporation shall use its best efforts to give Optionee at least 10 days advance notice of such Change in Control.

(c)                              Adjustments.  If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such corporate transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d)                             No Impairment of Rights.  This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                       Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.                                       Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.                                       Manner of Exercising Option.

(a)                                  In order to exercise this option with respect to all or any part of the Option Shares for which this option is exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)  Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)  cash or check made payable to the Corporation;

(B)  shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C)  through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii)  Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)  Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)  As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)  In no event may this option be exercised for any fractional shares.

10.                                 Compliance with Laws and Regulations.

(a)                                  The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)                                 The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11.                                 Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12.                                 Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.                                 Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

14.                                 Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15.                                 Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

16.                                 Grant of Reload Option.  If (i) this option is exercised by the Optionee while the Optionee remains a Board member and (ii) the Exercise Price of this Option is paid, in whole or in part, in shares of Common Stock delivered to the Corporation by the Optionee (which shares must have been held by Optionee for such minimum period as may then be required to prevent the Corporation from incurring a charge to earnings) or withheld from shares otherwise issuable upon exercise, the Optionee will automatically be granted a new option (the “Reload Option”) covering the number of shares so delivered or withheld.  The terms of such Reload Option shall be the same as this Option (including the right to further grants of Reload Options upon qualifying exercises), except that the Exercise Price of the Reload Option shall be the Fair Market Value of one share of Common Stock on the date of grant of the Reload Option and the term of the Reload Option shall be equal to the remaining term of this Option.  The Committee may from time to time adopt administrative procedures or additional restrictions applicable to the grant and terms of any Reload Option granted hereunder.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify WellPoint Health Networks Inc. (the “Corporation”) that I elect to purchase            shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $            per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s 1999 Stock Incentive Plan on                     , 19    .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price (if and to the extent that the Plan Administrator has established such a procedure).

                                             ,19

Date

Optionee

Address:

Print name in exact manner
it is to appear on the
stock certificate:

Address to which certificate
is to be sent, if different
from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

a.                                       Agreement shall mean this Stock Option Agreement.

b.                                      Automatic Grant Program shall mean the Automatic Grant Program under the Plan.

c.                                       Board shall mean the Corporation’s Board of Directors.

d.                                      Change in Control shall mean one or more of the following:

i.                                          The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), but other than the Company or a person that directly or indirectly controls, is controlled by, or is under, control with the Company, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Company that result in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company’s then-outstanding securities; provided that this provision shall not apply to an acquisition by the California HealthCare Foundation that either:

(I)                                    Is on or before May 20, 1996, or

(II)                                Is both (X) after May 20, 1996 but before the first day thereafter, if any, that the California Healthcare Foundation’s beneficial ownership is less than 35% and (Y) involves securities representing less than 50% (or, if lower, the lowest percentage of beneficial ownership by the California HealthCare Foundation on or after May 20, 1996 plus 10%) of the combined voting power of the Company’s then-outstanding securities;

ii.                                       A merger or consolidation to which the Company is a party, if (I) the beneficial owners of the Company’s securities immediately before the transaction, do not, immediately after the transaction, have beneficial ownership of securities of the surviving entity or parent thereof representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or parent, and (II) the directors of the Company immediately prior to consummation of the transaction do not constitute at least a majority of the board of directors of the surviving entity or parent upon consummation of the transaction;

iii.                                    A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (I) have been

Board members since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time the Board approved such election or nomination; or

iv.                                   The sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company unless (I) the beneficial owners of the Company’s securities immediately before the transaction have, immediately after the transaction, beneficial ownership of securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Company’s assets, and (II) the directors of the Company immediately  prior to consummation of the transaction constitute a majority of the board of directors of the entity acquiring the Company’s assets upon consummation of the transaction.

e.                                       Code shall mean the Internal Revenue Code of 1986, as amended.

f.                                         Common Stock shall mean the Corporation’s common stock.

g.                                      Corporation shall mean WellPoint Health Networks Inc., a Delaware corporation.

h.                                      Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

i.                                          Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

j.                                          Expiration Date shall mean the date on which the option expires, unless earlier terminated, as specified in the Grant Notice.

k.                                       Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

i.             If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the day before the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

ii.          If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.  If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

iii.       Notwithstanding the foregoing, if the Plan Administrator determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining Fair Market Value on that date or if Common Stock is not at the time listed or admitted to trading as outlined above, the Plan Administrator may use such other method as, in its judgment, is reasonable.

l.                                          Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

m.                                    Grant Notice shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

n.                                      Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

o.                                      Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

p.                                      Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

q.                                      Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

r.                                         Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

s.                                       Plan shall mean the WellPoint Health Networks Inc. 1999 Stock Incentive Plan.

t.                                         Retirement shall mean the Optionee ceasing to serve as a member of the Board, for any reason other than the Optionee’s removal for cause, after serving as a member of the Board for at least five (5) full years.

u.                                      Service shall mean Optionee’s performance of service for the Company or a Parent of Subsidiary as a member of the Board, an employee, a consultant or an independent contractor.

v.                                      Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

w.                                    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.